Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bill Heiligbrodt
Carriage Services, Inc.
713-332-8400

	Investors:	Alexandra Tramont/Matt Steinberg
FTI Consulting, Inc.
(212) 850-5600

CARRIAGE SERVICES ANNOUNCES 2012 SECOND QUARTER RESULTS

RAISES ROLLING FOUR QUARTER OUTLOOK

HOUSTON – August 2, 2012 – Carriage Services, Inc. (NYSE: CSV) today announced results for the quarter ending June 30, 2012.

Mel Payne, Chief Executive Officer, stated, “We are halfway through what we believe will be another record year for our Company. Our operating leadership and performance plans are targeted and focused to position us for a strong finish to 2012. While death rates continued to be weak in the second quarter, we were able to increase earnings per share as a result of substantially higher revenues and Field EBITDA and Field EBITDA Margins from recent high quality acquisitions and higher trust fund financial revenue and earnings.”

HIGHLIGHTS OF THE 2012 SECOND QUARTER:

•	Record second quarter Total Revenue of $50.1 million, an increase of 5.1%;

•	Record second quarter Total Acquisition Funeral Field EBITDA of $1.8 million, an increase of 154%;

•	Total Acquisition Funeral Field EBITDA Margin of 30.1%, an increase of 790 basis points;

•	Record second quarter Total Funeral Field EBITDA of $12.2 million, an increase of 8.0%;

•	Total Field EBITDA of $18.7 million, an increase of 5.1%;

•	Record second quarter Total GAAP EPS of $0.15, an increase of 7.1%; and

•	Total Adjusted EPS of $0.16, a decrease of 27.3%.

“After the major management reorganization last November, we were able to quickly update and implement a new Funeral Standards Operating Model and Strategic Acquisition Model, the successful execution of which contributed to our strong first half results. During the second quarter we focused on three major areas with the most upside potential in the fourth quarter and thereafter, i.e. rebuilding a new cemetery leadership organization and operating framework (less decentralized); structural changes and major modifications to management and compensation arrangements for our trust funds; and development of a capital structure refinancing strategy that could exploit the current historically low rate environment. All three of these programs were finalized during the second quarter, are being implemented in the third quarter and should be completed by the fourth quarter which in combination will substantially increase the sustainable earning power of Carriage starting with the full year 2013.”

“After establishing a theme of Carriage Services 2012 – A NEW BEGINNING, Bill and I empowered our new teams of leaders and employees to come up with ideas to increase sustainable earnings across all departments and field operations, including leadership competencies and organizational structure and reporting. We have been overwhelmed by the collaboration, teamwork and results, which has enabled us to find meaningful buckets of earnings potential that were already existing but previously not obvious or defined with a plan of achievement. We are now moving boldly and rapidly to realize all of our earnings potential, both as an operating company and consolidation platform. As a result, we are raising our Four Quarter Outlook ending June 30, 2013.”

CARRIAGE SERVICES, INC.

NON-GAAP UNAUDITED INCOME STATEMENT

($000’s)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012	Six Months Ended June 30, 2011	Six Months Ended June 30, 2012
Same Store Contracts
Atneed Contracts	4,691	4,476	9,853	9,387
Preneed Contracts	1,222	1,157	2,656	2,436

Total Same Store Funeral Contracts	5,913	5,633	12,509	11,823
Acquisition Contracts
Atneed Contracts	709	1,139	1,425	2,379
Preneed Contracts	136	202	275	390

Total Acquisition Funeral Contracts	845	1,341	1,700	2,769

Total Funeral Contracts	6,758	6,974	14,209	14,592

Funeral Operating Revenue
Same Store Revenue	$30,122	$29,621	$64,208	$62,046
Acquisition Revenue	3,173	5,948	6,249	12,352

Total Funeral Operating Revenue	$33,295	$35,569	$70,457	$74,398

Cemetery Operating Revenue
Same Store Revenue	$10,538	$10,392	$20,094	$19,796
Acquisition Revenue	—	—	—	—

Total Cemetery Operating Revenue	$10,538	$10,392	$20,094	$19,796

Financial Revenue
Preneed Funeral Commission Income	$414	$450	$887	$901
Preneed Funeral Trust Earnings	1,856	1,382	3,329	3,101
Cemetery Trust Earnings	1,221	1,795	2,878	3,311
Preneed Cemetery Finance Charges	331	478	679	846

Total Financial Revenue	$3,822	$4,105	$7,773	$8,159

Total Revenue	$47,655	$50,066	$98,324	$102,353

Field EBITDA
Same Store Funeral Field EBITDA	$10,616	$10,437	$22,843	$23,457
Same Store Funeral Field EBITDA Margin	35.2%	35.2%	35.6%	37.8%

Acquisition Funeral Field EBITDA	704	1,791	1,516	4,282
Acquisition Funeral Field EBITDA Margin	22.2%	30.1%	24.3%	34.7%

Total Funeral Field EBITDA	$11,320	$12,228	$24,359	$27,739
Total Funeral Field EBITDA Margin	34.0%	34.4%	34.6%	37.3%

Total Cemetery Field EBITDA	$3,063	$2,748	$5,690	$4,970
Total Cemetery Field EBITDA Margin	29.1%	26.4%	28.3%	25.1%
Funeral Financial EBITDA	1,879	1,483	3,482	3,302
Cemetery Financial EBITDA	1,552	2,273	3,557	4,157

Total Financial EBITDA	$3,431	$3,756	$7,039	$7,459
Total Financial EBITDA Margin	89.8%	91.5%	90.6%	91.4%

Total Field EBITDA	$17,814	$18,732	$37,088	$40,168
Total Field EBITDA Margin	37.4%	37.4%	37.7%	39.2%

CARRIAGE SERVICES, INC.

NON-GAAP UNAUDITED INCOME STATEMENT

($000’s)

	Three Months Ended June 30, 2011	Three Months Ended June 30, 2012	Six Months Ended June 30, 2011	Six Months Ended June 30, 2012
Overhead
Total Variable Overhead	$1,159	$1,236	$2,695	$3,426
Total Regional Fixed Overhead	1,092	1,047	1,998	1,830
Total Corporate Fixed Overhead	3,906	3,867	7,846	8,067

Total Overhead	$6,157	$6,150	$12,539	$13,323
	12.9%	12.3%	12.8%	13.0%

Other Income	$357	—	$364	—

Consolidated EBITDA	$12,014	$12,582	$24,913	$26,845
Consolidated EBITDA Margin	25.2%	25.1%	25.3%	26.2%
GAAP Diluted EPS	$0.14	$0.15	$0.32	$0.38

Special Items
Withdrawable Trust Income	$2,249	$77	$3,581	$771
Gain on Repurchase of Convertible Junior Subordinated	(357)	—	(364)	—
Securities Transactions Expenses	323	—	461	—
Acquisition Expenses	157	238	245	615
Severance Costs	—	8	117	490
Non-recurring Legal Fees	—	—	—	135
Litigation Settlements	—	60	—	60

Total of Special Items	$2,372	$383	$4,040	$2,071

Adjusted Consolidated EBITDA	$14,386	$12,965	$28,953	$28,916
Adjusted Consolidated EBITDA Margin	30.2%	25.9%	29.4%	28.3%

Property Depreciation & Amortization	$2,522	$2,622	$4,919	$5,050
Non Cash Stock Compensation	648	781	1,095	1,183
Interest Expense	4,509	4,538	9,063	9,111
Interest Income	(1)	(17)	(22)	(34)

Pretax Income	$6,708	$5,042	$13,898	$13,606

Income tax	$2,717	$2,152	$5,628	$5,500

Adjusted Net Income	$3,991	$2,890	$8,270	$8,106

	8.4%	5.8%	8.4%	7.9%

Adjusted Diluted EPS	$0.22	$0.16	$0.45	$0.44

Diluted Shares Outstanding	18,407	18,153	18,340	18,237

ACQUISITIONS

Carriage acquired a business during the second quarter of 2012 consisting of two funeral homes and one cemetery; the Lawton Ritter Gray Funeral Home, Gray Funeral Home and Sunset Memorial Gardens in Lawton, Oklahoma. On an annualized basis, these businesses are expected to serve approximately 400 families and generate revenue of approximately $2.0 million. Carriage has acquired twelve funeral homes and one cemetery during the trailing twelve months.

TRUST FUND PERFORMANCE

During the second quarter of 2012, Carriage’s discretionary trust fund performance was flat compared to a decline of (2.7%) for the S&P 500 Index and a gain of 1.8% for the Barclay’s High Yield Bond Index. Through the first half of 2012, Carriage’s discretionary portfolio gained 9.5% compared to 9.5% for the S&P 500 and 7.3% for the High Yield Index. The foundation for this excellent performance was the major asset reallocation from equities to fixed income during the second half of 2011 which continued through the first half of 2012. Carriage was able to match the performance of the S&P 500 in the first half even though we had an 83% allocation to fixed income securities and only a 13% allocation to equities in the discretionary portfolio as of June 30, 2012.

Carriage has continued into the third quarter to reduce the allocation to large cap cyclical equities and increase the allocation to fixed income and cash equivalents. The current yield as of July 31, 2012 on the fixed income discretionary portfolio (85% fixed income versus 11% equity) is 8.9%, and this large current annual income of about $12.7 million (up from $7.9 million on August 8, 2011) will be used to continue to grow the fixed income portfolio and selectively increase a group of seven core large cap growth equities.

Carriage’s investment strategy to emphasize current income in the discretionary trust fund portfolio will continue to benefit preneed funeral and cemetery contracts that will mature in the future, but more importantly, a large share of the growing income can be recognized and reported on a monthly basis as GAAP financial revenue and earnings from our cemetery perpetual care trusts. The major shift in allocation toward fixed income away from equities has resulted in a lower volatility portfolio with less risk of significant losses, but also less potential for large Non-GAAP withdrawable amounts as a result of large, realized equity gains as in 2010 and the first half of 2011. Carriage has already realized substantial capital appreciation from many of the core fixed income positions in high yield corporate bonds and “Too Big To Fail” preferred stocks that were purchased during the second half of 2011 and 2012, with realized gains of $6.5 million in the first six months of 2012 and unrealized gains of another $7.3 million currently available at the end of July.

Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services, and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
Timeframe	Discretionary	Total Trust	DJIA	S&P 500	50/50 index Benchmark
5 years ended 12/31/11	40.5%	40.4%	12.4%	(1.2)%	0.9%
3 years ended 12/31/11	82.3%	70.5%	51.7%	48.6%	32.0%
1 year ended 12/31/11	(2.9)%	(1.9)%	8.3%	2.1%	5.0%
6 months ended 6/30/12	9.5%	8.1%	6.8%	9.5%	5.9%

(1)	Investment performance includes realized income and unrealized appreciation (depreciation).

Asset Allocation as of June 30, 2012
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Equities	$21,241	13%	$36,644	16.5%
Fixed Income	140,952	83%	163,511	73.5%
Cash	7,389	4%	22,448	10%

Total Portfolios	$169,582	100%	$222,603	100%

FREE CASH FLOW

Carriage generated Free Cash Flow from continuing operations in the second quarter of 2012 of $8.5 million compared to Free Cash Flow from continuing operations of $10.1 million for the corresponding period in 2011. The sources and uses of cash for the first six months of 2011 and 2012 consisted of the following (in millions):

	2011	2012
Cash flow provided by continuing operations	$15.6	$13.4
Cash used for maintenance capital expenditures	(3.4)	(2.3)

Free Cash Flow	$12.2	$11.1
Cash at beginning of year	1.3	1.1
Acquisitions	(5.1)	(16.4)
Net (payments) borrowings under credit facility	(0.6)	14.2
Cash used for growth capital expenditures	(1.3)	(3.7)
Cash dividends paid	(0.5)	(0.9)
Cash used for the repurchase of convertible junior subordinated debenture	(1.0)	—
Repurchase of common stock	—	(4.5)
Other investing and financing activities	—	0.1
Cash provided by discontinued operations	0.2	—

Cash at June 30th	$5.2	$1.0

Credit Facility borrowings at June 30th	$—	$17.3

FOUR QUARTER OUTLOOK RAISED

The Four Quarter Outlook reflects management’s current opinion on the performance of the portfolio of businesses for the rolling four quarter period ending June 30, 2013, and the performance of the trusts as well as our view of the financial markets. Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral Standards Operating Model, acquisitions and Withdrawable Trust Income. The Four Quarter Outlook includes the Lawton Ritter Gray acquisition that closed in June.

ROLLING FOUR QUARTER OUTLOOK – Period Ending June 30, 2013

(amounts in millions, except per share amounts)

Range
Revenues	$206 – $208
Consolidated EBITDA	$51.5 – $52.5
Net Income	$12.5 – $13.5
GAAP Diluted EPS	$0.70 – $0.73
Non-GAAP EPS	$0.83 – $0.85
Cash Flow from Operations	$26 – $28
Free Cash Flow	$22 – $24

Revenues, Consolidated EBITDA and Net Income for the four quarter period ending June 30, 2013 are expected to improve relative to the same period ended June 30, 2012, for the following reasons:

•	Increases in Acquired Funeral Revenue and Acquired Funeral Field EBITDA from the 2011 and 2012 acquisitions;

•	Modest increases in Same Store Funeral Revenue averages;

•	Increases in Same Store Funeral Field EBITDA Margins;

•	Improvement in Cemetery Revenue and Cemetery Field EBITDA Margins; and

•	Increases in Financial Revenue from the trust funds.

The Outlook also includes the Company’s new policy of withdrawing realized gains and income in excess of regulatory mandated amounts on a monthly basis from certain cemetery merchandise and services trust funds, which are estimated to be approximately $1.2 million for the rolling four quarter period.

CONFERENCE CALL

Carriage Services has scheduled a conference call for tomorrow, August 3, 2012 at 10:30 a.m. eastern time. To participate in the call, please dial 800-860-2442 at least ten minutes before the conference call begins and ask for the Carriage Services conference call. A telephonic replay of the conference call will be available through August 17, 2012 and may be accessed by dialing 877-344-7529 and using pass code 10016846. An audio archive will also be available on the company’s website at www.carriageservices.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Bill Heiligbrodt at bill.heiligbrodt@carriageservices.com or 713-332-8553.

Carriage Services is a leading provider of death care services and products. Carriage operates 164 funeral homes in 26 states and 33 cemeteries in 11 states.

NON-GAAP FINANCIAL MEASURES

This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided at the end of the press release.

Certain state regulations allow the withdrawal of financial income from preneed cemetery merchandise and services trust funds when realized in the trust. Under current generally accepted accounting principles, trust income is only recognized in the Company’s financial statements at a later time when the related merchandise and services sold on the preneed contract is delivered at the time of death. Carriage has provided financial income from the trusts, termed Withdrawable Trust Income (loss) and reported on a Non-GAAP proforma basis within Special Items in the accompanying Non-GAAP Unaudited Income Statement, to reflect the current cash results. Management believes that the Withdrawable Trust Income provides useful information to investors because it presents income and cash flow when earned by the trusts.

The Non-GAAP financial measures include “Free Cash Flow”, “Funeral and Cemetery Field EBITDA”, “Total Field EBITDA”, “Consolidated EBITDA”, and “Adjusted Consolidated EBITDA” are reflected in this press release. Both Free Cash Flow and Adjusted Consolidated EBITDA are used by investors to value common stock. The Company considers Free Cash Flow to be an important indicator of its ability to generate cash for acquisitions and other strategic investments. The Company has included Non-GAAP Consolidated EBITDA in this press release because it is widely used by investors to compare the Company’s financial performance with the performance of other death care companies. Adjusted Consolidated EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the funds actually available for capital expenditures. In addition, the Company’s presentation of Adjusted Consolidated EBITDA may not be comparable to similarly titled measures in other companies’ reports.

FORWARD-LOOKING STATEMENTS

Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, could cause the Company’s results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company’s Form 10-K, and other Carriage Services information and news releases, are available at www.carriageservices.com.

– Financial Statements and Tables to Follow –

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	June 30, 2012
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,137	$1,012
Accounts receivable, net of allowance for bad debts	16,497	16,199
Assets held for sale	1,229	—
Inventories and other current assets	13,439	12,342

Total current assets	32,302	29,553

Preneed cemetery and funeral trust investments	141,494	150,481
Preneed receivables, net of allowance for bad debts	22,614	23,250
Receivables from preneed funeral trusts	22,487	22,366
Property, plant and equipment, net of accumulated depreciation	136,467	143,597
Cemetery property	71,515	75,139
Goodwill	193,962	200,852
Deferred charges and other non-current assets	10,451	8,471
Cemetery perpetual care trust investments	41,485	44,486

Total assets	$672,777	$698,195

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and obligations under capital leases	$628	$668
Accounts payable and accrued liabilities	31,735	29,524
Liabilities associated with assets held for sale	1,868	—

Total current liabilities	34,231	30,192

Senior long-term debt, net of current portion	131,900	131,858
Line of credit	3,100	17,300
Convertible junior subordinated debenture due in 2029 to an affiliated trust	89,770	89,770
Obligations under capital leases, net of current portion	4,155	4,083
Deferred preneed cemetery and funeral revenue	99,770	100,189
Deferred preneed cemetery and funeral receipts held in trust	141,494	150,481
Care trusts’ corpus	41,379	44,281

Total liabilities	545,799	568,154

Commitments and contingencies
Redeemable preferred stock	200	200

Stockholders’ equity:
Common stock	217	220
Additional paid-in capital	201,284	201,760
Accumulated deficit	(63,987)	(56,872)
Treasury stock	(10,736)	(15,267)

Total stockholders’ equity	126,778	129,841

Total liabilities and stockholders’ equity	$672,777	$698,195

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2011	2012	2011	2012
Revenues	$47,655	$50,066	$98,324	$102,353
Field costs and expenses	34,143	35,782	69,762	71,141

Gross profit	13,512	14,284	28,562	31,212
General and administrative expenses	5,023	5,105	10,026	10,600

Operating income	8,489	9,179	18,536	20,612
Interest expense	(4,510)	(4,538)	(9,064)	(9,111)
Other income	358	17	387	34

Income from continuing operations before income taxes	4,337	4,658	9,859	11,535
Provision for income taxes	(1,756)	(1,995)	(3,994)	(4,663)

Net income from continuing operations	2,581	2,663	5,865	6,872
Net income from discontinued operations, net of tax	20	—	21	250

Net income	2,601	2,663	5,886	7,122
Preferred stock dividend	(3)	(3)	(7)	(7)

Net income available to common stockholders	$2,598	$2,660	$5,879	$7,115

Basic earnings per common share:
Continuing operations	$0.14	$0.15	$0.32	$0.38
Discontinued operations	—	—	—	0.01

Basic earnings per common share	$0.14	$0.15	$0.32	$0.39

Diluted earnings per common share:
Continuing operations	$0.14	$0.15	$0.32	$0.38
Discontinued operations	—	—	—	0.01

Diluted earnings per common share	$0.14	$0.15	$0.32	$0.39

Dividends declared per common share	$0.025	$0.025	$0.025	$0.05

Weighted average number of common and common equivalent shares outstanding:
Basic	18,367	18,077	18,301	18,171

Diluted	18,407	18,153	18,340	18,237

CARRIAGE SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the six months ended June 30,
	2011	2012
Cash flows from operating activities:
Net income	$5,886	$7,122
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	(21)	(250)
Depreciation and amortization	4,920	5,050
Amortization of deferred financing costs	362	348
Gain on repurchase of convertible junior subordinated debentures	(366)	—
Provision for losses on accounts receivable	2,024	1,102
Stock-based compensation expense	1,095	1,183
Deferred income taxes	(2,257)	2,096
Other	(26)	(10)
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(60)	(1,413)
Inventories and other current assets	54	740
Deferred charges and other	(35)	(38)
Preneed funeral and cemetery trust investments	3,397	(146)
Accounts payable and accrued liabilities	3,891	(2,402)
Deferred preneed funeral and cemetery revenue	(44)	(176)
Deferred preneed funeral and cemetery receipts held in trust	(3,237)	168

Net cash provided by continuing operating activities	15,583	13,374
Net cash provided by discontinued operating activities	178	—

Net cash provided by operating activities	15,761	13,374
Cash flows from investing activities:
Acquisitions	(5,100)	(16,399)
Capital expenditures	(4,608)	(5,981)

Net cash used in investing activities	(9,708)	(22,380)
Cash flows from financing activities:
Net borrowings from (payments against) the bank credit facility	(600)	14,200
Payments on senior long-term debt and obligations under capital leases	(315)	(342)
Proceeds from the exercise of stock options and employee stock purchase plan	199	440
Stock option benefit	7	24
Dividends paid on common stock	(460)	(903)
Dividends on redeemable preferred stock	(7)	(7)
Repurchase of convertible junior subordinated debentures	(972)	—
Purchase of treasury stock	—	(4,531)

Net cash provided by (used in) financing activities	(2,148)	8,881

Net increase (decrease) in cash and cash equivalents	3,905	(125)
Cash and cash equivalents at beginning of period	1,279	1,137

Cash and cash equivalents at end of period	$5,184	$1,012

CARRIAGE SERVICES, INC.

Selected Financial Data

	December 31, 2011	June 30, 2012
	(unaudited)
Selected Balance Sheet Data:
Cash and short-term investments	$1,137	$1,012
Total Senior Debt (a)	139,783	153,909
Days sales in funeral accounts receivable	19.1	18.1
Senior Debt to total capitalization	39.2	40.9
Senior Debt to EBITDA (rolling twelve months)	3.3	3.5
Senior Debt to Adjusted Consolidated EBITDA (rolling 12 mos.)	2.8	3.0

a)	- Senior debt does not include the convertible junior subordinated debentures.

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.

Reconciliation of Net Income from continuing operations to Non-GAAP Net Income from continuing operations for the three and six months ended June 30, 2011 and 2012:

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Net Income from continuing operations	$2,581	$2,663	$5,865	$6,872
Special items, net of tax	1,410	227	2,405	1,234

Non-GAAP Net Income from continuing operations	$3,991	$2,890	$8,270	$8,106

Reconciliation of Diluted EPS from continuing operations to Non-GAAP Diluted EPS from continuing operations for the three and six months ended June 30, 2011 and 2012:

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Diluted EPS from continuing operations	$0.14	$0.15	$0.32	$0.38
Effect of special items	0.08	0.01	0.13	0.06

Non-GAAP Diluted EPS from continuing operations	$0.22	$0.16	$0.45	$0.44

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Net Income from continuing operations to Adjusted Consolidated EBITDA from continuing operations and Adjusted Consolidated EBITDA from continuing operations for the three and six months ended June 30, 2011 and 2012 and the estimated rolling four quarters ended June 30, 2013 (in 000’s):

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Net income from continuing operations	$2,581	$2,663	$5,865	$6,872
Provision for income taxes	1,756	1,995	3,994	4,663

Pre-tax earnings from continuing operations	4,337	4,658	9,859	11,535
Interest expense, including loan cost amortization	4,509	4,538	9,063	9,111
Interest income	(2)	(17)	(23)	(34)
Noncash stock compensation	648	781	1,095	1,183
Depreciation & amortization	2,522	2,622	4,919	5,050
Special items	2,372	383	4,040	2,071

Adjusted Consolidated EBITDA from continuing operations	$14,386	$12,965	$28,953	$28,916

Revenue from continuing operations	$47,655	$50,066	$98,324	$102,353
Adjusted EBITDA Margin	30.2%	25.9%	29.4%	28.2%

Rolling Four Quarter Outlook
June 30, 2013 E
Net income from continuing operations	$13,200
Provision for income taxes	9,000

Pre-tax earnings from continuing operations	22,200
Net interest expense, including loan cost amortization	18,200
Depreciation & amortization, including stock compensation	11,700

Consolidated EBITDA from continuing operations	$52,100

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Field income from continuing operations before income taxes to field EBITDA from continuing operations for the three and six months ended June 30, 2011 and 2012:

Funeral Home

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Income from continuing operations before income taxes	$10,407	$10,696	$22,236	$24,799
Depreciation & amortization	1,457	1,491	2,857	2,945
Regional & unallocated costs	1,334	1,524	2,748	3,297
Net financial income	(1,878)	(1,483)	(3,482)	(3,302)

Funeral Home EBITDA	$11,320	$12,228	$24,359	$27,739

Funeral Home Revenue	$33,295	$35,569	$70,457	$74,398
Funeral Home EBITDA Margin	34.0%	34.4%	34.6%	37.3%

Cemetery

	Three months ended June 30,		Six months ended June 30,
	2011	2012	2011	2012
Income from continuing operations before income taxes	$3,105	$3,588	$6,326	$6,414
Depreciation & amortization	823	877	1,567	1,597
Regional & unallocated costs	688	556	1,354	1,116
Net financial income	(1,553)	(2,273)	(3,557)	(4,157)

Cemetery EBITDA	$3,063	$2,748	$5,690	$4,970

Cemetery Revenue	$10,538	$10,392	$20,094	$19,796
Cemetery EBITDA Margin	29.1%	26.4%	28.3%	25.1%

Reconciliation of cash provided by continuing operating activities to Free Cash Flow from continuing operations (in 000’s) for the three and six months ended June 30, 2011 and 2012:

	Three months ended June 30,
	2011	2012
Cash provided by continuing operating activities	$12,163	$9,851
Less maintenance capital expenditures	(2,028)	(1,312)

Free Cash Flow from continuing operations	$10,135	$8,539

	Six months ended June 30,
	2011	2012
Cash provided by continuing operating activities	$15,583	$13,374
Less maintenance capital expenditures	(3,363)	(2,250)

Free Cash Flow from continuing operations	$12,220	$11,124

Reconciliation of Non-GAAP Financial Measures (unaudited), Continued:

Reconciliation of Consolidated EBITDA from continuing operations to Free Cash Flow from continuing operations for the estimated rolling four quarters ending June 30, 2013 (in 000’s):

Rolling Four Quarter Outlook
June 30, 2013 E
Consolidated EBITDA from continuing operations	$52,100
Interest paid	(17,500)
Cash Income taxes	(7,400)
Maintenance capital expenditures	(4,500)
Withdrawable trust income	1,200

Free Cash Flow from continuing operations	$23,900